Sub Item 77Q1(a)

(i) Articles Supplementary to the Articles of Amendment and Restatement of the Articles of Incorporation of Invesco International Funds, Inc. dated January 30, 2002, filed with Post-Effective Amendment No. 18 to INVESCO International Funds, Inc. Registration Statement on February 4, 2002 and incorporated herein by reference.

(ii) Certificate of Correction to the Articles of Amendment to the Articles of Amendment and Restatement of the Articles of Incorporation of INVESCO International Funds, Inc. dated May 17, 2000, filed with Post-Effective Amendment No. 18 to INVESCO International Funds, Inc. Registration Statement on February 4, 2002 and incorporated herein by reference.